World Headquarters 14901 S. Orange Blossom Trail Orlando, FL 32837 Mailing Address: Post Office Box 2353 Orlando, FL 32802-2353

Contact: Teresa Burchfield    407-826-4475

Tupperware Brands Reports Record First Quarter 2012 Sales and Profit

•	First Quarter Sales up slightly versus prior year in U.S. dollars and up 3% in local currency+. Adjusted for impact of extra week in 2011 local currency sales growth of 8%++.

•
First Quarter GAAP diluted E.P.S. $1.02, up 16% versus last year. Excluding certain items impacting comparability*, diluted E.P.S. $1.03, up 23% in local currency and 4 cents above the high end of guidance range.

•	First Quarter 2012 share repurchases of $50 million / 819 thousand shares, or 1.5% of year-end 2011 outstanding shares.

Orlando, Fla., April 25, 2012 - (NYSE: TUP) Tupperware Brands Corporation today reported first quarter 2012 sales and profit, with sales up slightly in dollars and 3% in local currency+. The first quarter sales comparison versus last year was impacted by 1 less week in the quarter that overall had an estimated 5 percentage point negative impact on the local currency sales comparison, and impacts on the segment comparisons of 4 to 8 percentage points++.

GAAP net income for the quarter of $58.3 million, or $1.02 per diluted share, compared with 2011 first quarter GAAP net income and E.P.S. of $55.8 million and $0.88 per share, respectively. Adjusted diluted earnings per share of $1.03 in the quarter was 13 cents, or 14%, better than 2011 in U.S. dollars, including a negative foreign currency impact of 6 cents. Excluding the impact of foreign exchange on the comparison, adjusted diluted earnings per share was up 19 cents, or 23%.

The Company repurchased for $50 million in the open market in the first quarter of 2012, 819 thousand shares, or 1.5% of 2011 year-end outstanding shares. Since 2007, the Company has repurchased 13 million shares for $678 million and can repurchase up to an additional $522 million of shares under its current authorization that runs until February 1, 2015. The Company expects to repurchase $25 million worth of shares in the second quarter of 2012.

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Rick Goings, Chairman and CEO, commented, “I am pleased with our first quarter results including that we were able to beat the high end of our first quarter guidance range. Our emerging markets**, that generated 59% of sales in the quarter, were up 4% in dollars and 8% in local currency, and drove our overall increase as our established markets were down 3%. Taking into account the impact of the extra week on our 2011 numbers, on a run rate our emerging markets were up 14% and our established markets were up 1%++. This was in line with our longer term guidance. In particular, what gives us a high level of confidence in our future growth expectations are the solid businesses we have established in Asia and Latin America, and the rising middle class in each. According to a study done by the OECD, in Asia alone the number of people expected to rise out of poverty will swell the middle class by 2020 from just over 500 million today to 1.7 billion. These are people who want the earnings opportunity we offer and prestigious brands, like Tupperware. I'm also pleased that based on the confidence we have with our trends, we were able to maintain our full year E.P.S. outlook. In doing this, we expect to overcome incremental headwinds from foreign currencies, which are now forecast to hit us by 5 cents more than when we gave guidance on February 1st, and higher resin costs.”

2012 Guidance (Unaudited)

Based on current business trends and foreign currency rates, the Company's second quarter and fiscal 2012 full year guidance is provided below.

Company Level

	13 Weeks Ended		13 Weeks	52 Weeks Ended		53 Weeks
	June 30, 2012		Ended	Dec 29, 2012		Ended
	Low	High	July 2, 2011	Low	High	Dec 31, 2011

USD Sales Growth vs Prior Year	(2)%	0%	19%	1%	3%	12%
GAAP EPS	$1.34	$1.39	$1.03	$4.96	$5.06	$3.55
GAAP Pre-Tax ROS	15.0%	15.3%	12.1%	14.1%	14.1%	11.4%

Local Currency+ Sales Growth vs Prior Year	6%	8%	9%	5%	7%	9%
EPS Excluding Items*	$1.23	$1.28	$1.25	$5.00	$5.10	$4.45
Pre-Tax ROS Excluding Items	14.1%	14.5%	15.3%	14.3%	14.3%	13.9%

FX Impact on EPS Comparison	($0.15)	($0.15)		($0.27)	($0.27)

The second quarter and full year outlook include a gain from the sale of a former manufacturing facility in Belgium.

Segment Level

Full year 2012 local currency sales are expected to be about even to up slightly with 2011 in Europe and Tupperware North America, up by a low double-digit to low-teen percentage in Asia Pacific, down 3-5% in Beauty North America and up around 30 percent in South America. Pretax return on sales is expected to be about even with 2011 in local currency in Europe and Beauty North America, up 100 basis points in Asia and Tupperware North America and up 50 basis points in South America.

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* See Non-GAAP Financial Measures Reconciliation Schedules.
** The Company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units.
+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.
++ Includes the Company's assessment of the impact on the comparison of first quarter sales results of the 2011 quarter including the week between Christmas and New Year and the 2012 quarter not including that week (defined as “run rate”).  Given the level of customer activity in this time period, sales in this week are below average. See First Quarter Sales Statistics attached to this release for information by segment.

First Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, April 25, 2012, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release, on www.tupperwarebrands.com.

Tupperware Brands Corporation is a portfolio of global direct selling companies, selling innovative, premium products across multiple brands and categories through an independent sales force of 2.7 million.  Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Armand Dupree, Avroy Shlain, BeautiControl, Fuller Cosmetics, NaturCare, Nutrimetics, and Nuvo brands.

The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook", “guidance”, “expects” or "target" are forward-looking statements.  These statements involve risks and uncertainties that include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, governmental approvals of materials for use in food containers and beauty and personal care products, the success of buyers in obtaining financing or attracting tenants for commercial and residential developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934.

The Company does not intend to update forward-looking information, other than through its quarterly earnings releases, unless it expects diluted earnings per share for the current quarter, excluding adjustment items and the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. The adjustment items, at times, materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of Tupperware Brands' primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

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The non-GAAP financial measures exclude gains from the sale of property, plant and equipment and insurance settlements, and re-engineering costs.  Further, while the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operations.  Additionally, amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.   For this reason, these amounts are excluded as indicated.  Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs accounted for using the applicable accounting guidance for exit or disposal cost obligations and other amounts related to rationalizing manufacturing and other restructuring activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a useful measure for analysis and predictive purposes. The Company has also excluded in its non-GAAP measures the expense incurred upon the impairment of its floating to fixed interest swaps and the write off of deferred debt costs in connection with the notes it sold and the new revolving credit agreement that it entered into in June 2011. The Company believes that excluding from indicated financial information costs incurred in connection with a significant change in its capital structure that is of a nature that would be expected to recur infrequently, also provides a useful measure for analysis and predictive purposes.

###

TUPPERWARE BRANDS CORPORATION
FIRST QUARTER SALES STATISTICS*

(UNAUDITED)

All Units	Reported Sales Inc/(Dec)%	Restated+ Sales Inc/(Dec)%	Run Rate Sales Inc/(Dec)%++	Active Sales Force	Inc/(Dec) vs. 1Q '11%		Total Sales Force	Inc/(Dec) vs. 1Q '11%
Europe	(6)	(1)	3	104,092	(5)	aii	576,598	(13)	ai
Asia Pacific	11	10	16	217,505	8		946,003	18	b
TW North America	(3)	(1)	3	114,056	8		330,965	11
Beauty North America	(13)	(9)	(5)	299,691	(4)		556,173	(4)
South America	24	29	37	101,594	6	c	282,132	15	d
All Units Total	—	3	8	836,938	1		2,691,871	4	ai

Emerging Market Units

Europe	(14)	(8)	(2)	61,458	(10)	aii	397,383	(20)	ai
Asia Pacific	17	18	25	188,098	11		837,133	21	b
TW North America	2	8	11	86,150	12		245,324	13
Beauty North America	(14)	(8)	(4)	263,226	(3)		465,711	(2)
South America	24	29	37	101,594	6	c	282,132	15	d
Total Emerging Market Units	4	8	14	700,526	3		2,227,683	5	ai

Established Market Units

Europe	(1)	2	6	42,634	3		179,215	6
Asia Pacific	(4)	(9)	(5)	29,407	(5)		108,870	(3)
TW North America	(8)	(8)	(3)	27,907	(1)		85,641	3
Beauty North America	(10)	(10)	(8)	36,464	(15)		90,462	(11)
South America	—	—	—	—	—		—	—
Total Established Market Units	(4)	(3)	1	136,412	(5)		464,188	—

* Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. The Company classifies Established Market Units as those operating in Western Europe, including Scandinavia, the United States, Canada, Australia and Japan and its remaining units as Emerging Market Units. Active Sales Force is defined as the average number of orders received per ordering cycle in each unit over the course of the quarter, and Total Sales Force is defined as the number of sales force members of the units as of the end of the quarter.

+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

++ Includes the Company’s assessment of the impact on the comparison of first quarter sales results of the 2011 quarter including the week between Christmas and New Year and the 2012 quarter, not including that week (defined as "run rate").  Given the level of customer orders in this time period, sales in this week are below average.

Notes
aBeginning in the third quarter of 2011, the Company began using stricter criteria than previously for how long since her/his last order someone in the Tupperware South Africa unit would continue to be included in the total sales force. In addition, in the fourth quarter of 2011 the Company sold its Swissgarde unit in South Africa. These factors had the following impacts on the comparisons above:
ai Minus 16, 4, 22 and 5 percentage points on the total sales force size comparisons with March 2011 for total Europe, total Company, Europe emerging market units and total Company emerging market units, respectively.
aii Minus 3 and 4 percentage points on the active sales force size comparisons with the first quarter of 2011 for total Europe and Europe emerging markets, respectively. There was no significant impact on the total Company comparisons. Europe's comparison of run rate sales versus active sales force size also benefited from a mix shift toward the more productive, higher GDP per capita established markets.
b The better total than active sales force size comparisons in these captions reflected the inclusion of sellers from the closed Nutrimetics business in Malaysia in the Tupperware Brands Malaysia sales force with a lower activity rate, and higher order sizes in India as a result of changes in sales force standards.
c Higher run rate sales than active seller increase reflected inflation related price increases in Argentina and Venezuela, along with a mix shift toward the more housewares focused/higher net per unit businesses in Brazil in Venezuela.
d Total sales force size comparison reflected lower activity in Argentina, and a mix shift in the total sales force size toward Brazil that as a housewares focused business has a lower activity rate than the more beauty focused units in the segment.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks Ended	14 Weeks Ended
(In millions, except per share data)	Mar 31, 2012	Apr 2, 2011

Net sales	$639.5	$636.4
Cost of products sold	213.1	214.9
Gross margin	426.4	421.5

Delivery, sales and administrative expense	339.6	339.4
Re-engineering and impairment charges	0.9	1.4
Gains on disposal of assets including insurance recoveries	0.2	—
Operating income	86.1	80.7

Interest income	0.7	0.9
Interest expense	9.8	7.5
Other (income) expense	(0.3)	0.1
Income before income taxes	77.3	74.0
Provision for income taxes	19.0	18.2
Net income	$58.3	$55.8

Net income per common share:

Basic earnings per share	$1.04	$0.90

Diluted earnings per share	$1.02	$0.88

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in millions, except per share)

	13 Weeks Ended	14 Weeks Ended
			Reported	Restated	Foreign
	Mar 31, 2012	Apr 2, 2011%		%	Exchange
			Inc (Dec)	Inc (Dec)*	Impact**
Net Sales:
Europe	$218.2	$231.3	(6)	(1)	$(10.1)
Asia Pacific	177.8	160.1	11	10	1.0
TW North America	84.6	87.4	(3)	(1)	(2.3)
Beauty North America	87.4	100.0	(13)	(9)	(4.3)
South America	71.5	57.6	24	29	(2.4)
	$639.5	$636.4	—	3	$(18.1)

Segment profit:
Europe	$36.1	$39.7	(9)	(4)	$(2.0)
Asia Pacific	33.9	28.1	21	23	(0.5)
TW North America	13.3	12.2	9	15	(0.6)
Beauty North America	6.9	8.2	(16)	(8)	(0.7)
South America	10.0	8.2	21	26	(0.3)
	100.2	96.4	4	9	(4.1)

Unallocated expenses	(13.1)	(14.4)	(10)	(13)	(0.6)
Gains on disposal of assets	0.2	—	—	—	—
Re-engineering and impairment charges	(0.9)	(1.4)	(36)	(36)	—
Interest expense, net	(9.1)	(6.6)	38	38	—
Income before taxes	77.3	74.0	5	12	(4.7)
Provision for income taxes	19.0	18.2	4	11	(1.2)
Net income	$58.3	$55.8	5	12	$(3.5)

Net income per common share (diluted)	$1.02	$0.88	16	24	$(0.06)

Weighted average number of diluted shares	57.1	63.5

* 2012 actual compared with 2011 translated at 2012 exchange rates.
** 2011 actual compared with 2011 translated at 2012 exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES

(UNAUDITED)
(In millions, except per share data)
	13 Weeks Ended Mar 31, 2012				14 Weeks Ended Apr 2, 2011
	Reported	Adj's		Excl Adj's	Reported	Adj's		Excl Adj's
Segment profit
Europe	$36.1	$0.1	a	$36.2	$39.7	$0.1	a	$39.8
Asia Pacific	33.9	0.2	a	34.1	28.1	0.3	a	28.4
TW North America	13.3	—		13.3	12.2	—		12.2
Beauty North America	6.9	0.2	a	7.1	8.2	0.3	a	8.5
South America	10.0	—		10.0	8.2	—		8.2
	100.2	0.5		100.7	96.4	0.7		97.1

Unallocated expenses	(13.1)	(0.5)	b	(13.6)	(14.4)	—		(14.4)
Gains on disposal of assets including insurance recoveries	0.2	(0.2)	c	—	—			—
Re-engineering and impairment charges	(0.9)	0.9	d	—	(1.4)	1.4	d	—
Interest expense, net	(9.1)	—		(9.1)	(6.6)	—		(6.6)
Income before taxes	77.3	0.7		78.0	74.0	2.1		76.1
Provision for income taxes	19.0	—	e	19.0	18.2	0.8	e	19.0
Net income	$58.3	$0.7		$59.0	$55.8	$1.3		$57.1

Net income per common share (diluted)	$1.02	$0.01		$1.03	$0.88	$0.02		$0.90

(a) Amortization of intangibles of acquired beauty units.
(b) Change in estimate of asset retirement obligation for the Company's Orlando and South Carolina locations.
(c) Gains on disposal of assets of $0.2 million is from insurance proceeds related to a flood in the Company's Venezuela operations.
(d) Re-engineering and impairment charges of $0.9 million in 2012 represented relocation expenses in Poland and severance costs incurred to reduce headcount in the Company's Argentina, BeautiControl, France, Mexico, Switzerland and United Kingdom operations. Re-engineering and impairment charges of $1.4 million in 2011 represented severance costs incurred to reduce headcount in the Company's Argentina, Australia, Greece, Japan and Mexico operations. (e) Provision for income taxes represented the net tax impact of adjusted amounts.
See information regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	13 Weeks Ended	14 Weeks Ended
(In millions)	March 31, 2012	April 2, 2011

OPERATING ACTIVITIES
Net cash provided by operating activities	$(24.8)	$(12.7)

INVESTING ACTIVITIES
Capital expenditures	(18.8)	(12.1)
Proceeds from disposal of property, plant & equipment	1.0	1.0
Net cash used in investing activities	(17.8)	(11.1)

FINANCING ACTIVITIES
Dividend payments to shareholders	(17.4)	(19.0)
Repurchase of common stock	(54.1)	(52.0)
Repayment of long-term debt and capital lease obligations	(0.4)	(0.5)
Net change in short-term debt	68.3	—
Proceeds from exercise of stock options	4.2	10.9
Excess tax benefits from share-based payment arrangements	5.4	6.0
Net cash provided by (used in) financing activities	6.0	(54.6)

Effect of exchange rate changes on cash and cash equivalents	4.1	5.5

Net change in cash and cash equivalents	(32.5)	(72.9)

Cash and cash equivalents at beginning of year	138.2	248.7

Cash and cash equivalents at end of period	$105.7	$175.8

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In millions)	Mar 31, 2012	Dec 31, 2011

Assets

Cash and cash equivalents	$105.7	$138.2
Other current assets	702.2	631.2
Total current assets	807.9	769.4

Property, plant and equipment, net	287.6	273.1

Other assets	819.5	801.7

Total assets	$1,915.0	$1,844.2

Liabilities and Shareholders' Equity

Short-term borrowings and current
portion of long-term debt	$267.7	$195.7
Accounts payable and other current liabilities	442.2	479.7

Total current liabilities	709.9	675.4

Long-term debt	416.3	415.2

Other liabilities	251.8	252.8

Total shareholders' equity	537.0	500.8

Total liabilities and shareholders' equity	$1,915.0	$1,844.2

Debt to Adjusted EBITDA* Ratio for the first quarter ended March 31, 2012: 1.52 times

*Adjusted EBITDA as defined in the Company's credit agreement under Consolidated EBITDA. See calculation attached to this release.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
April 25, 2012

($ in millions, except per share amounts)

	Second Quarter	Second Quarter
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$81.1	$98.5	$102.6

Income tax	$16.0	$22.8	$23.9
Effective Rate	20%	23%	23%

Net Income (GAAP)	$65.1	$75.7	$78.7

% change from prior year		16%	21%

Adjustments(1):
Swap impairment and debt cost write-off	$19.8	$—	$—
Gains on disposal of assets including insurance recoveries	(0.7)	(6.9)	(6.9)
Re-engineering and other restructuring costs	1.1	0.7	0.7
Acquired intangible asset amortization	0.8	0.5	0.5
Income tax(2)	(7.3)	(0.4)	(0.4)
Net Income (adjusted)	$78.8	$69.6	$72.6

Exchange rate impact(3)	(9.2)	—	—
Net Income (adjusted and 2011 restated for currency changes)	$69.6	$69.6	$72.6

% change from prior year		—%	4%

Net income (GAAP) per common share (diluted)	$1.03	$1.34	$1.39

% change from prior year		30%	35%

Net Income (adjusted) per common share (diluted)	$1.25	$1.23	$1.28

Net Income (adjusted & restated) per common share (diluted)	$1.10	$1.23	$1.28

% change from prior year		12%	16%

Average number of diluted shares (millions)	63.1	56.6	56.6

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
April 25, 2012

($ in millions, except per share amounts)

	Full Year	Full Year
	2011 Actual	2012 Outlook
		Range
		Low	High

Income before income taxes	$295.3	$370.4	$377.9

Income tax	$77.0	$90.8	$92.7
Effective Rate	26%	25%	25%

Net Income (GAAP)	$218.3	$279.6	$285.2

% change from prior year		28%	31%

Adjustments(1):
Gains on disposal of assets including insurance recoveries	$(3.8)	$(7.1)	$(7.1)
Re-engineering and other restructuring costs	9.6	10.0	10.0
Swap impairment and debt cost write-off	19.8	—	—
Acquired intangible asset amortization	2.9	2.1	2.1
Purchase accounting intangible impairments	36.1	—	—
Income tax(2)	(9.6)	(2.6)	(2.6)
Net Income (adjusted)	$273.3	$282.0	$287.6

Exchange rate impact(3)	(16.8)	—	—
Net Income (adjusted and 2011 restated for currency changes)	$256.5	$282.0	$287.6

% change from prior year		10%	12%

Net income (GAAP) per common share (diluted)	$3.55	$4.96	$5.06

% change from prior year		40%	43%

Net Income (adjusted) per common share (diluted)	$4.45	$5.00	$5.10

Net Income (adjusted & restated) per common share (diluted)	$4.18	$5.00	$5.10

% change from prior year		20%	22%

Average number of diluted shares (millions)	61.4	56.4	56.4

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2) Represents income tax impact of adjustments
(3) Difference between 2011 actual and 2011 restated at current currency exchange rates

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITA*

(UNAUDITED)
		As of and for
		the Four Quarters
		Ended
		March 31, 2012
	Adjusted EBITDA:
	Net income	$220.8
	Add:
	Depreciation and amortization	49.1
	Gross interest expense	51.3
	Provision for income taxes	77.8
	Pretax non-cash re-engineering and impairment charges	36.5
	Equity compensation	17.9
	Deduct:
	Gains on land sales, insurance recoveries, etc.	(4.5)

	Total Adjusted EBITDA	$448.9

	Consolidated total debt	$684.0
	Divided by adjusted EBITDA	448.9

	Debt to Adjusted EBITDA Ratio	1.52

*	Amounts and calculations are based on the definitions and provisions of the Company's $450 million Credit Agreement
	dated June 2, 2011 and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is
	calculated as defined for "Consolidated EBITDA" in the Credit Agreement.